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FiNet.com TO ANNOUNCE RESULTS FOR PERIOD ENDING OCTOBER 31, 1999 -
Company announces change to fiscal calendar year effective January
1, 2000

WALNUT CREEK, CA, November 9, 1999 - FiNet.com Inc. (NASDAQ: FNCM) owner and operator of www.FiNet.com, "America's Home Finance Network," today announced that on December 7, 1999 it will release results from the period ending October 31, 1999. The company will issue a press release and hold a conference call for investors on Tuesday, December 7, 1999, at 4:30 p.m. Eastern time.

The conference call can be accessed by calling 888-316-9406 from the continental U.S., and 415-228-4729 internationally. A replay of the call will be available through December 10, 1999 by calling 800-627-9894 from the continental U.S., and 402-220-0238 internationally. The call will also be simulcast over the Internet on the Vcall web site at http://www.vcall.com. Listeners should go to the web site before the call and download the necessary audio software.

FiNet.com Chairman and CEO, Mark Korell is the host of the conference call. The passcode to participate is FiNet.

FiNet.com also announced that it will change its financial reporting period from a fiscal year to a calendar year, with quarterly reporting on calendar quarters. FiNet.com's most recent fiscal year ended April 30, 1999. There will be a transition period consisting of the eight-month period ending December 31, 1999, and the company expects to report its results for the final three months of 1999. The new reporting year will begin January 1, 2000, with the first quarter of the 2000 reporting year ending March 31, 2000.

About FiNet.com
FiNet.com, Inc., "America's Home Finance Network" including its wholly owned subsidiaries (the "Company"), is a leading provider of e-commerce home financing services that facilitates home ownership through a variety of technology-based products and automated, multi-lender services for consumers and mortgage broker businesses. The Company offers automated financing solutions directly to consumers through its www.interloan.com on-line home financing web site and to mortgage broker businesses through Monument Mortgage.

Safe Harbor
Certain statements in this press release, including statements regarding the anticipated development and expansion of the Company's business, and the intent, belief or current expectations of the Company, its directors or its officers, are "forwardlooking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.